Exhibit 99.2

AgEagle Sets its Sights on Sustainable Farming

AgEagle’s Drone Imagery to Help Reduce Chemicals in Our Food

NEODESHA, Kansas – June 27, 2018 – In an effort to help farmers and agribusinesses better identify sustainability opportunities, AgEagle Aerial Systems, Inc. (NYSE American: UAVS) will use its expertise in high resolution imagery capture to verify and validate best management practices. With the application of precision imagery and analytics, AgEagle will offer value from the farm gate to the retail outlet.

While less than 20% of companies in the S&P 500 reported on their sustainability initiatives in 2011, that number has increased significantly to 85% today. Many companies, including Fortune 500 corporations and major food manufacturers, are experiencing increased pressure from consumers to manage their businesses in a sustainable manner. Consumers aren’t just voicing their concerns, they are showing up with their wallets—Unilever recently reported that its sustainable living brands grew 46% faster than the rest of its brands.

As a result, most major corporations have established sustainability committees or departments. These new departments often report directly to the CEO or board of directors to meet the expectations of the company’s consumers, customers and other stakeholders to maintain a secure and sustainable supply of agriculture ingredients that define their brands.

Most food manufacturers are not set up to monitor how the ingredients they purchase from farmers are treated and handled in the field, yet consumers are demanding full transparency and accountability on the chemical treatment of their food. That is where AgEagle comes in. Using the same suite of imagery capture and data analytics it developed for the precision agriculture market, AgEagle will help food manufacturers meet their sustainable farming initiatives by helping them reduce water usage and the chemicals that go into our food.

AgEagle’s product and data platform will be uniquely designed to support different corporations’ sustainability goals by tracking and documenting sustainability efforts on the farm.

“As the first drone-based aerial imagery company that intends to provide customized services  to sustainability departments of major food companies, we will have the opportunity to define how sustainability on the farm is measured,” says Bret Chilcott, CEO of AgEagle. “By establishing the AgEagle Sustainable Field Index (ASFI) and working closely with the food manufacturer and the farmer, we can set a standard benchmark, track and measure progress on established goals and provide reporting data to demonstrate progress and influence watchdog assessment metrics.”

There is a history of watchdog pressure influencing corporate behavior, as many groups have fought and won numerous sustainability battles from workers’ rights to carbon emissions. Now, consumers and watchdog groups have set their sights on the agriculture industry and what they deem to be the arbitrary use of chemicals applied while growing our food without concerns for the repercussions of consuming these chemicals.

To download AgEagle’s business presentation please click here: http://ageagle.com/sights-on-sustainable-farming/

About AgEagle Aerial Systems, Inc.

Founded in 2012, AgEagle designs produces, distributes and supports technologically-advanced small unmanned aerial vehicles (UAVs or drones) that it supplies to the precision agriculture industry. The company’s line of automated flying drones collects valuable information for farmers by flying over large fields of corn, soybean and wheat, or even small fields of avocado, collecting thousands of ultra-high-resolution pictures using sophisticated near-infrared sensors, or cameras. These aerial images are ultimately utilized to enhance yield and promote sustainability.

The company is based in Neodesha, Kansas. For more information, please visit www.ageagle.com.

Contacts:

Analysts and Institutional Investors

Liolios Investor Relations

Cody Slach

Sean Mansouri

P: 949-574-3860

Individual and Retail Investors

Integra Consulting Group

Jeremy Roe

P: 925-262-8305

Important Cautions Regarding Forward-Looking Statements

“Forward-looking Statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in some of the information or materials made available on this website. These statements relate to future events or future financial performance. These statements are only predictions and may differ materially from actual future results or events. AgEagle disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, risks associated with change in business strategy towards more heavy reliance upon on the company’s new talent segment and wholesale channels, actions of regulators concerning business operations or trading markets for AgEagle’s securities, the extent to which the company is able to develop new services and markets for its services, the company’s significant reliance on third parties to distribute its content, and the level of demand and market acceptance of AgEagle’s services.